                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                --------------


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of Earliest Event Reported) February 9, 1998
                                                        ----------------


                       UNITED STATES FILTER CORPORATION
            (Exact Name of Registrant as Specified in its Charter)


                                   Delaware
                (State or Other Jurisdiction of Incorporation)


                  1-10728                               33-0266015
          (Commission File Number)          (IRS Employer Identification No.)



                   40-004 Cook Street
                    Palm Desert, CA                             92211
         (Address of Principal Executive Offices)            (Zip Code)


                                (760) 340-0098
             (Registrant's Telephone Number, including Area Code)

ITEM 5.   OTHER EVENTS

     On February 9, 1998, United States Filter Corporation, a Delaware corporation (the "Company"), issued the press release attached hereto as
Exhibit 99.1 announcing that it has entered into the Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 9, 1998 among the Company, Palm Water Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("Merger Sub"), and Culligan Water Technologies, Inc., a Delaware corporation ("Culligan").

     Pursuant to the Merger Agreement, Merger Sub will be merged with and into Culligan (the "Merger"). In connection with the Merger, the Company will issue in exchange for each issued and outstanding share (other than treasury shares and shares owned by the Company) of Culligan common stock, par value $.01 per share ("Culligan Common Stock"), 1.714 shares of common stock, par value $.01 per share of the Company ("Company Common Stock") if the average of the closing prices of the shares of Company Common Stock as reported on the New York Stock Exchange Composite Tape on each of the last ten trading days ending on the sixth trading day prior to the date of the meeting of Culligan stockholders at which the approval of the Merger by Culligan stockholders is obtained (the "Average Share Price") is equal to or greater than $35 (the "Exchange Ratio"); provided, however, that (i) if the Average Share Price is less than $35, but greater than or equal to $32, then the Exchange Ratio shall be equal to the quotient obtained (rounded to the nearest ten-thousandth of a share) by dividing $60 by the Average Share Price; and (ii) if the Average Share Price is less than $32, the Exchange Ratio shall be equal to 1.875. Among other circumstances, the Merger Agreement may be terminated by Culligan if the Average Share Price, or if the average of the closing prices of the shares of Company Common Stock as reported on the New York Stock Exchange Composite Tape for any period of 10 consecutive trading days which ends after the last trading day used in calculating the Average Share Price, is less than $26.25.

     The Merger will be accounted for as a pooling of interests and is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. Consummation of the Merger is subject to customary regulatory approvals and the approval of the stockholders of each of the Company and Culligan. The Merger is expected to be consummated in the first half of 1998.

      Apollo Investment Fund, L.P., a Delaware limited partnership and Lion Advisors, L.P., a Delaware limited partnership, which beneficially own in the aggregate 7,334,859 shares of Culligan Common Stock (representing approximately 28.5% of the total number of shares of common stock outstanding) have each entered into a Support/Voting Agreement with the Company pursuant to which they have agreed, among other things, to cause such shares of Culligan Common Stock that they beneficially own to be voted in favor of the Merger.

      In connection with the Merger Agreement, the Company has also entered into a Registration Rights Agreement with certain Culligan Stockholders, providing such Stockholders with registration rights with respect to Company Common Stock to be issued to such Culligan Stockholders pursuant to the Merger.

      The information set forth above is qualified in its entirety by reference to the Merger Agreement, the Voting/Support Agreements and the Registration Rights Agreement, copies of which are attached hereto as Exhibits and are incorporated herein by reference.

ITEM 7(c) EXHIBITS


EXHIBIT NO.        DESCRIPTION
----------         -----------
2.1                Agreement and Plan of Merger, dated as of February 9, 1998, by and among United States Filter Corporation, Palm Water
                   Acquisition Corp. and Culligan Water Technologies, Inc.

99.1               Press release, dated as of February 9, 1998, of United
                   States Filter Corporation.

99.2 Support/Voting Agreement, dated as of February 9, 1998 between United States Filter Corporation and Apollo
                   Investment Fund, L.P.

99.3 Support/Voting Agreement, dated as of February 9, 1998 between United States Filter Corporation and Lion Advisors,
                   L.P.

99.4 Registration Rights Agreement, dated as of February 9, 1998, by and among United States Filter Corporation and the Persons and Entities Listed on the Signature Pages thereto.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

        Dated:  February 10, 1998

                                   UNITED STATES FILTER CORPORATION


                                   By: /s/ Damian C. Georgino
                                      ------------------------------------
                                   Name:  Damian C. Georgino
                                   Title: Senior Vice President, General
                                          Counsel and Corporate Secretary

                                 EXHIBIT INDEX

EXHIBIT NO.     DESCRIPTION
----------      -----------
2.1             Agreement and Plan of Merger, dated as of February 9, 1998, by and among United States Filter Corporation, Palm Water
                Acquisition Corp. and Culligan Water Technologies, Inc.

99.1            Press release, dated as of February 9, 1998, of United States
                Filter Corporation.

99.2            Support/Voting Agreement, dated as of February 9, 1998 between
                United States Filter Corporation and Apollo Investment Fund,
                L.P.

99.3            Support/Voting Agreement, dated as of February 9, 1998 between
                United States Filter Corporation and Lion Advisors, L.P.

99.4 Registration Rights Agreement, dated as of February 9, 1998, by and among United States Filter Corporation and the Persons and Entities Listed on the Signature Pages thereto.